EXHIBIT 10.1

STOCK PURCHASE AGREEMENT

STOCK PURCHASE AGREEMENT, dated as of September 29, 2009 (this “Agreement”), between the parties listed on Exhibit A (each, a “Seller” and together, the “Sellers”) and Wits Basin Precious Minerals Inc. (the “Purchaser”).

BACKGROUND

A.           Each Seller is the record holder of the shares of common stock, $0.001 par value per share, of Princeton Acquisitions, Inc., a Colorado corporation (the “Company”), set forth next to such Sellers name on Exhibit A (the “Shares”), which Shares collectively total 1,383,543 shares of the Company’s common stock and which represent approximately 81% of the issued and outstanding capital stock as of the date hereof calculated on a fully diluted basis pursuant to the terms hereof.

B.           On September 11, 2009, the Company entered into a share exchange agreement with Hunter Bates Mining Corporation, a Minnesota corporation (“Hunter Bates”), and certain shareholders of Hunter Bates (the “Share Exchange Agreement”), pursuant to which Hunter Bates’ shareholders are exchanging all of the issued and outstanding stock of Hunter Bates for newly issued shares of the Company’s capital stock on a one-for-one basis, resulting in the shareholders of Hunter Bates holding approximately 99% of the issued and outstanding capital stock of the Company, on a fully diluted basis, immediately following effectiveness of the share exchange (the “Share Exchange”).

C.           As a condition precedent to the completion of the Share Exchange, the Purchasers desire to purchase the Shares from the Sellers, and the Sellers desire to sell the Shares to the Purchasers, on the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the premises and of the mutual promises set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Purchasers and the Sellers hereby agree as follows:

AGREEMENT

1.           Purchase and Sale.

The Sellers shall sell, transfer, convey and deliver unto the Purchasers the Shares and the Purchasers shall acquire and purchase from the Sellers the Shares.

2.           Purchase Price.

(a)           General.  The purchase price (the “Purchase Price”) for the Shares, in the aggregate, is Two Hundred and Sixty-Two Thousand Five Hundred Dollars ($262,500.00) payable as specified in this Section 2 subject to the other terms and conditions of this Agreement.

(b)           Cash Deposit.  Pursuant to the terms of that certain Letter of Intent dated July 13, 2009 by and between the Purchaser and the Company (the “LOI”), the Purchaser made a cash deposit into the trust account of the Law Office of Gary Agron (“Agron”), counsel for the Sellers, in the amount of Forty Thousand Dollars ($40,000.00) (the “Cash Deposit”) which shall be fully credited against the Purchase Price at the Closing (as defined below).

(c)           Adjustment for Outstanding Liabilities.  In the event that the Company shall have any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for taxes (“Liability”), as of the Closing, at Purchaser’s option, the portion of the Purchase Price payable at the Closing shall be reduced on a dollar for dollar basis by the amount of such Liability.

3.           The Closing.

(a)           General.  The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place by exchange of documents among the parties by fax or courier, as appropriate, following the satisfaction or waiver of all conditions to the obligations of the parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective parties will take at the Closing itself) on September 29, 2009, the closing date of the Share Exchange Agreement (the “Closing Date”).

(b)           Deliveries on Closing Date.

(i)           On the Closing Date, the Sellers shall deliver (or cause to be delivered) to the Purchasers:

(A)           Certificates evidencing all of the Shares together with duly executed, medallion-guaranteed stock powers with respect thereto; and

(B)           Releases in form and substance satisfactory to the Purchaser signed by the Sellers, and by each officer and director of the Company.

(ii)           On the Closing Date, the Purchaser shall deliver by Federal funds wire transfer, the Purchase Price less the Cash Deposit (and less any Liability, if applicable) to the Sellers.

4.           Representations and Warranties of Seller.  Each Seller jointly and severally represents and warrants to the Purchaser that:

(a)           The Seller is the record owner of the number of Shares set forth next to such Seller’s name on Exhibit A, free and clear of all liens, claims, charges, security interests, and encumbrances of any kind whatsoever.  The Seller has sole control over such Shares or sole discretionary authority over any account in which they are held.

(b)           The Seller has not, since acquiring the Shares to be sold by such Seller hereunder, ever granted to any person an option or right to purchase or otherwise acquire such Shares, by contract of sale or otherwise, nor had any “short position in” with respect to such Shares.  The Seller has never effected nor attempted to effect any distribution or public offering of such Shares.

(c)           The Seller has full right, power and authority to execute, deliver and perform this Agreement and to carry out the transactions contemplated hereby.  The execution and delivery of this Agreement by the Seller and the consummation by Seller of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Seller and no further action is required by the Seller in connection therewith.  This Agreement has been duly and validly executed and delivered by the Seller and constitutes a valid, binding obligation of the Seller; enforceable against the Seller in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy and similar laws affecting the enforcement of creditors’ rights generally and to general equitable principles).

(d)           The Seller has, in connection with the transactions contemplated hereby and all aspects thereof, dealt directly with the Purchaser and has no arrangement or understanding with or obligation to any broker (except with respect to ministerial functions, if any) or other intermediary that would result in the payment of a brokerage fee or other similar remuneration by anyone other than the Seller except as set forth on Schedule 4(d) hereof.

(e)           Since November 1, 2007, the Company has filed or furnished (i) all reports, schedules, forms, statements, prospectuses and other documents required to be filed with, or furnished to, the Securities and Exchange Commission (the “SEC”) by the Company (all such documents, as amended or supplemented, are referred to collectively as, the “Company SEC Documents”) and (ii) all certifications and statements required by (x) Rule 13a-14 or 15d-14 under the Exchange Act, or (y) 18 U.S.C. §1350 (Section 906 of the Sarbanes-Oxley act of 2002) with respect to any applicable Company SEC Document (collectively, the “SOX Certifications”).  The Company has made available to the Purchaser all SOX Certifications and comment letters received by the Company from the staff of the SEC and all responses to such comment letters by or on behalf of the Company.  Since November 1, 2007, the Company complied in all respects with its SEC filing obligations under the Securities Exchange Act of 1934 (the “Exchange Act”) and the Securities Act of 1933 (the “Securities Act”).  Each of the audited financial statements and related schedules and notes thereto and unaudited interim financial statements of the Company (collectively, the “Company Financial Statements”) contained in the Company SEC Documents (or incorporated therein by reference) were prepared in accordance with United States generally accepted accounting principles applied on a consistent basis (“GAAP”) (except in the case of interim unaudited financial statements) except as noted therein, and fairly present in all respects the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations, cash flows and changes in stockholders’ equity for the periods then ended, subject (in the case of interim unaudited financial statements) to normal year-end audit adjustments (the effect of which will not, individually or in the aggregate, be adverse) and, such financial statements complied as to form as of their respective dates in all respects with applicable rules and regulations of the SEC.  The financial statements referred to herein reflect the consistent application of such accounting principles throughout the periods involved, except as disclosed in the notes to such financial statements.  No financial statements of any person not already included in such financial statements are required by GAAP to be included in the consolidated financial statements of the Company.  As of their respective dates, each Company SEC Document was prepared in accordance with and complied with the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations thereunder, and the Company SEC Documents (including all financial statements included therein and all exhibits and schedules thereto and all documents incorporated by reference therein) did not, as of the date of effectiveness in the case of a registration statement, the date of mailing in the case of a proxy or information statement and the date of filing in the case of other Company SEC Documents, contain any untrue statement of a fact or omit to state a fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.  Neither the Company nor, to the Seller’s knowledge, any of the Company’s officers has received notice from the SEC or any other governmental authority questioning or challenging the accuracy, completeness, content, form or manner of filing or furnishing of the SOX Certifications.

(f)           Since July 1, 2003, and to the best knowledge of Seller prior to July 1, 2003, the Company has timely filed, or has caused to be timely filed on its behalf, all tax returns required to be filed by it, and all such tax returns are true, complete and accurate, except to the extent any failure to file, any delinquency in filing or any inaccuracies in any filed tax returns, individually or in the aggregate, have not had and would not reasonably be expected to have a material adverse effect to the Company.  All taxes shown to be due on such tax returns, or otherwise owed, and all assessments and penalties due, have been timely paid, except to the extent that any failure to pay, individually or in the aggregate, has not had and would not reasonably be expected to have a material adverse effect to the Company.  All such tax returns were complete and correct in all respects as filed, and no claims have been assessed with respect to such returns.  There are no present, pending, or threatened audit, investigations, assessments or disputes as to taxes of any nature payable by the Company or any of its subsidiaries, nor any tax liens whether existing or inchoate on any of the assets of the Company or any of its subsidiaries, except for current year taxes not presently due and payable.  No IRS or foreign, state, county or local tax audit is currently in progress.  Neither the Company nor any of its subsidiaries has waived the expiration of the statute of limitations with respect to any taxes.  There are no outstanding requests by the Company or any of its subsidiaries for any extension of time within which to file any tax return or to pay taxes shown to be due on any tax return.

(g)           All Liabilities of the Company have been paid off or otherwise satisfied at or prior to the Closing, and shall in no event become the Liability of the Purchaser or remain the Liabilities of the Company following the Closing.

(h)           There is no legal, administrative, investigatory, regulatory or similar action, suit, claim or proceeding which is pending or, to any Seller’s knowledge, threatened against the Company.

(i)           Since March 31, 2009, there has not been any event or condition of any character which has adversely affected, or may be expected to adversely affect, the Company’s business or prospects, including, but not limited to any adverse change in the condition, assets, liabilities (existing or contingent) or business of the Company from that shown in the financial statements of the Company included in its quarterly report on Form 10-QSB filed for the quarter ended March 31, 2009.

5.           Representations and Warranties of the Purchaser.

The Purchaser represents and warrants to each Seller that:

(a)           The Purchaser has the full right, power and authority to execute, deliver and perform this Agreement and to carry out the transactions contemplated hereby.  The execution and delivery of this Agreement by the Purchaser and the consummation by the Purchaser of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Purchaser and no further action is required by the Purchaser in connection therewith.  This Agreement has been duly and validly executed by the Purchaser and constitutes a valid obligation of the Purchaser, is legally binding and is enforceable against the Purchaser in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy and similar laws affecting the enforcement of creditors’ rights generally and to general equitable principles).

(b)           The Purchaser is acquiring the Shares for its own account (and not for the account of others) for investment and not with a view to the distribution or resale thereof and has reviewed copies of such documents and other information as the Purchaser has deemed necessary in order to make an informed investment decision with respect to its purchase of the Shares.

(c)           The Purchaser recognizes that investments in the Company involve substantial risks, including the risks described in the Company’s filings with the Securities and Exchange Commission.  The Purchaser has taken full cognizance of, and understands, such risks and has obtained sufficient information to evaluate the merits and risks of an investment in the Company and the acquisition of the Shares.

(d)           The Purchaser understands that the Shares being sold to the Purchaser may have restrictive legends on the certificates and that such Shares may not be sold, transferred or otherwise disposed of without registration under the Securities Act of 1933, as amended (the “Securities Act”) and the rules and regulations promulgated thereunder or the availability of an exemption therefrom.

(e)           The Purchaser is not currently or and has never been an “affiliate” of the Company (as such term is defined by Rule 144 as promulgated under the Securities Act).  The Purchaser is aware that the Sellers are affiliates of the Company and that the Shares are restricted in accordance with Rule 144.  The Purchaser also understands that the exemption provided by Rule 144 under the Securities Act may not be available because of the conditions and limitations of Rule 144, and that in the absence of the availability of Rule 144, any disposition by the Purchaser of any portion of the Shares will require that such Shares be registered or be disposed of in compliance with some other exemption under the Securities Act.

(f)           The Purchaser is an “Accredited Investor” as such term is defined under Rule 501(a) of Regulation D as promulgated under the Securities Act.  The Purchaser is able to bear the substantial economic risks of the Purchaser’s investment in the Company and the purchase of securities of the Company in that, among other factors, the Purchaser can afford to hold securities of the Company for an indefinite period and can afford a complete loss of the Purchaser’s investment in the Company.

(g)           The Purchaser has in connection with the transactions contemplated hereby and all aspects thereof dealt directly with the Sellers and has no arrangement or understanding with or obligation to any broker (except with respect to ministerial functions, if any) or other intermediary.

(h)           The Purchaser understands, acknowledges and agrees that the offering and sale of the Shares to the Purchaser has not been registered under the Securities Act or under any state securities laws or regulations and that the Shares are being offered and sold to it in reliance on an exemption from the registration requirements of United States federal and state securities laws under Regulation D promulgated under the Securities Act and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein in order to determine the applicability of such exemptions and the suitability of the Purchaser to acquire the Shares.

6.           Survival; Indemnification.

(a)           The Purchaser covenants that its representations and warranties contained herein shall be true in all respects as of the Closing date of the sale of the Shares pursuant to this Agreement.  All representations and warranties and other agreements made by the Purchaser in this Agreement or pursuant hereto shall survive the Closing date.

(b)           The Sellers covenant that (i) their representations and warranties contained herein shall be true in all respects as of the Closing date of the sale of the Shares pursuant to this Agreement and (ii) that the representations and warranties of the Company contained in the Share Exchange Agreement shall be true in all respects as of the Closing Date (as defined in the Share Exchange Agreement).  All representations and warranties and other agreements made by the Sellers in this Agreement or the Share Exchange Agreement shall survive the Closing date.

(c)           Subject to the provisions of this Section (c), the Sellers will, jointly and severally, indemnify, defend and hold the Purchaser and its directors, officers, shareholders, members, partners, employees and agents (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Purchaser Party may suffer or incur as a result of or relating to any breach of any of the representations, warranties, covenants or agreements made by the Sellers in this Agreement or in the related documents.  If any action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, such Purchaser Party shall promptly notify the Sellers in writing, and the Sellers shall have the right to assume the defense thereof with counsel of its own choosing.  Any Purchaser Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Purchaser Party except to the extent that (i) the employment thereof has been specifically authorized by the Sellers in writing, (ii) the Sellers have failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of such separate counsel, a material conflict on any material issue between the position of the Sellers and the position of such Purchaser Party.  The Sellers will not be liable to any Purchaser Party under this Agreement (i) for any settlement by a Purchaser Party effected without the Sellers’ prior written consent, which shall not be unreasonably withheld or delayed; or (ii) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Purchaser Party’s breach of any of the representations, warranties, covenants or agreements made by the Purchaser in this Agreement or in the other related documents.

7.           Additional Action. Each party shall, upon the request of the other, from time to time, execute and deliver promptly to such other party all instruments and documents of further assurances or otherwise and will do any and all such acts and things as may be reasonably required to carry out the obligations of such party hereunder and to consummate the transactions contemplated hereby.

8.           Successors and Assigns.  This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.  Nothing expressed or referred to in this Agreement will be construed to give any person other than the parties to this Agreement any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this Agreement, except such rights as shall inure to a successor or permitted assignee pursuant to hereto.

9.           Governing Law; Submission to Jurisdiction.  The laws of the State of Minnesota shall in all respects govern this Agreement without giving effect to the principles of conflicts of law thereof.  Any dispute with respect to the interpretation of this Agreement or the rights and obligations of the parties shall exclusively be brought in a proceeding in the United States District Court for the District of Minnesota, or if such court does not have subject matter jurisdiction then in the district courts in the State of Minnesota, County of Hennepin.  Each of the parties accepts and consents for itself and its property, generally and unconditionally to the exclusive jurisdiction of such courts and waives the right to object to the jurisdiction or venue of either of such courts and waives the right to claim that such courts are inconvenient forums.  Each of the parties specifically states that this Agreement and any disputes as to their meaning or the rights and obligations of the parties shall not be subject to arbitration.

10.           Entire Agreement; Amendment.  This Agreement and the Share Exchange Agreement constitute the entire arrangement between the parties with respect to the Shares and supersede all prior agreements, whether written or oral, between the parties with respect to is subject matter.  The Agreement cannot be changed, modified, discharged or terminated except by a writing signed by the party against whom enforcement of any change, modification, discharge or termination is sought.

11.           Waiver; Remedies Cumulative.  The rights and remedies of the parties to this Agreement are cumulative and not alternative.  Neither any failure nor any delay by any party in exercising any right, power or privilege under this Agreement or any of the documents referred to in this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege.  To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or any of the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the party with such claim or right; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of that party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

12.           Assignment.  The Purchaser may at any time assign its rights and obligations under this Agreement to persons or entities affiliated with the Purchaser.  The Sellers shall be required to honor any such assignment only after receiving notice thereof from the Purchaser.

13.           Notices.  All notices, requests, demands, claims, and other communications hereunder will be in writing.  Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

If to the Sellers:

Attn:  Attn:  Timothy Brasel
Princeton Acquisitions, Inc.
2560 West Main Street, Ste 200
Littleton, Colorado 80120
Tel:  (303) 794-9450
Fax:  (303) 794-9457

with a copy to:

Law Office of Gary Agron
5445 DTC Parkway, Suite 520
Greenwood Village, Colorado 80111
Fax:  (303) 770-7257

If to the Purchaser:

Wits Basin Precious Minerals Inc.
80 South Eighth Street, Suite 900
Minneapolis, MN 55402
Attention:  Stephen D. King
Fax:  (612) 395-5276

with a copy to:

Maslon Edelman Borman & Brand, LLP
3300 Wells Fargo Center
90 South Seventh Street
Minneapolis, MN 55402-4140
Attention:  Ranga Nutakki
Fax:  (612) 642-8311

14.           Captions.  The captions used in this Agreement are for convenience only and shall not be deemed as, or construed as, a part of this Agreement.

15.           Counterparts; Facsimile Execution.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same instrument.  Facsimile execution and delivery of this Agreement is legal, valid and binding for all purposes.

16.           Waiver of Jury Trial.  Each party hereby waives, to the fullest extent permitted by law, any right it may have to a trial by jury in respect to any proceeding directly or indirectly arising out of, under or in connection with this Agreement.

17.           Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

18.           Confidentiality.  This Agreement and the terms thereof shall be kept confidential and not disclosed to any person or party (except the respective attorneys of the parties), except as may be required by law.

19.           Specific Performance.  Each of the parties acknowledges and agrees that the other parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached.  Accordingly, each of the parties agrees that the other parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the parties and the matter (subject to the provisions set forth in Section 9), in addition to any other remedy to which they may be entitled, at law or in equity.

20.           Incorporation of Exhibits.  The Exhibits identified in this Agreement are incorporated herein by reference and made a part hereof.

21.           Expenses.  Each party shall be responsible for, and pay, its own expenses incurred in connection with the preparation and negotiation of this Agreement and in connection with its performance hereunder.

[Signature Page Follows]

The Sellers Signature Page

IN WITNESS WHEREOF, the undersigned the Sellers has duly executed this Agreement the date first above written.

LAZZERI FAMILY TRUST

/s/ Robert Lazzeri
Name: Robert Lazzeri
Title: Trustee

LAZZERI EQUITY PARTNERS 401K PLAN

/s/ Robert Lazzeri
Name: Robert Lazzeri
Title: Trustee

EARNCO MONEY PURCHASE PROFIT PLAN

/s/ Earnest Mathis
Name: Earnest Mathis
Title: Trustee

MATHIS FAMILY PARTNERS LTD

/s/ Earnest Mathis
Name: Earnest Mathis
Title: General Partner

BLUERIDGE CONSULTANTS, INC. PROFIT SHARING PLAN

/s/ Timothy Brasel
Name: Timothy Brasel
Title: Trustee

CHARITABLE REMAINDER TRUST OF TIMOTHY J. BRASEL

/s/ Timothy Brasel
Name: Timothy Brasel
Title: Trustee

LA MIRAGE TRUST

/s/ Timothy Brasel
Name: Timothy Brasel
Title: Trustee

Purchaser Signature Page

IN WITNESS WHEREOF, the undersigned Purchaser has duly executed this Agreement the date first above written.

WITS BASIN PRECIOUS MINERALS INC.:

By:	/s/ Stephen D. King
Name: Stephen D. King
Title: Chief Executive Officer

[Signature Page to Stock Purchase Agreement]